AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000
                                         REGISTRATION STATEMENT NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                               NEW YORK 14-1644018
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)
                             3040 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (858) 410-5200
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

             1991 STOCK OPTION PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                             Chief Executive Officer
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                  (858)410-5200
     (Name, address, including zip code, and telephone number, of agent for service of process)

                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum Aggregate    Proposed Maximum Aggregate  Amount of
 Title of Shares to be     Amount to be Registered         Price Per Unit (2)              Offering Price          Registration Fee
       Registered                    (1)
------------------------- --------------------------- ----------------------------- ----------------------------- -----------------
 Common Stock, $.01 par
         value.                2,124,860 shares             $13.25 per share                $28,154,395                 $7,432.76
------------------------- --------------------------- ----------------------------- ----------------------------- -----------------

(1) Represents 2,100,000 shares of common stock being registered for issuance under the 1991 Stock Option Plan and 24,860 shares under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq National Market on March 21, 2000.

          This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 2,100,000 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. and 24,860 shares of Common Stock, $.01 par value per share, of the Company reserved for issuance under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated March 26, 1998 (Registration No. 333-48687) filed under the Securities Act of 1933, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 24, 2000.


                                       ALLIANCE PHARMACEUTICAL CORP.
                                       (Registrant)

Date: March 24, 2000                   By: /S/ THEODORE D. ROTH
                                           --------------------
                                           Theodore D. Roth
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                          TITLE                            DATE


/S/ DUANE J. ROTH            Chairman and Chief Executive        March 24, 2000
----------------------       Officer
Duane J. Roth


/S/ THEODORE D. ROTH         Director, President and Chief
-----------------------      Operating Officer                   March 24, 2000
Theodore D. Roth


/S/ TIM T. HART             Chief Financial Officer, Treasurer
-----------------------     and Chief Accounting Officer         March 24, 2000
Tim T. Hart


/S/ PEDRO CUATRECASAS       Director                             March 24, 2000
-----------------------
Pedro Cuatrecasas, M.D.


/S/ CARROLL O. JOHNSON      Director                             March 24, 2000
-----------------------
Carroll O. Johnson


/S/ STEPHEN M. MCGRATH      Director                             March 24, 2000
-----------------------
Stephen M. McGrath


/S/ HELEN M. RANNEY         Director                             March 24, 2000
-----------------------
Helen M. Ranney, M.D.


/S/ THOMAS F. ZUCK          Director                             March 24, 2000
-----------------------
Thomas F. Zuck, M.D.


/S/ DONALD E. O'NEILL       Director                             March 24, 2000
-----------------------
Donald E. O'Neill


/S/ JEAN G. RIESS           Director                             March 24, 2000
-----------------------
Jean G. Riess, Ph.D.

                                  EXHIBIT INDEX


         Exhibit
         Number                        Description

         5                      Opinion of Stroock & Stroock & Lavan LLP.

         24.1 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 hereto).

         24.2                   Consent of Ernst & Young LLP,  Independent
                                Auditors.

         25 Power of Attorney (included as part of the signature page of this Registration Statement).